AMENDMENT NO. 1 TO AMENDMENT AND EXCHANGE AGREEMENT

         AMENDMENT NO. 1, dated as of December 29, 2006 (the "AGREEMENT"), to the Amendment and Exchange Agreement (the "COMMON EXCHANGE AGREEMENT", as amended hereby, the "AMENDED COMMON EXCHANGE AGREEMENT"), dated as of December 27, 2006, by and among Ascendia Brands, Inc. (f/k/a Cenuco, Inc.), a Delaware corporation, with headquarters located at 100 American Metro Boulevard, Suite 108, Hamilton, NJ 08619 (the "COMPANY"), Prencen Lending LLC, a Delaware limited liability company (the "DEBT INVESTOR") and Prencen LLC, a Delaware limited liability company (the "EQUITY INVESTOR", and collectively with the Debt Investor, the "INVESTORS"). Capitalized terms not defined herein shall have the meaning as set forth in the Common Exchange Agreement.

         WHEREAS:

         A. The Investors have requested that the Company exchange an additional two hundred thousand (200,000) shares of Common Stock of the Company (the "ADDITIONAL COMMON SHARES") for thirty (30) shares of Additional Preferred Stock (as defined below) (the "ADDITIONAL PREFERRED SHARES").

         B. Concurrently herewith, the Company will file with the Secretary of State of Delaware the certificate of designations for the Series B-1 Convertible Preferred Stock of the Company (the "ADDITIONAL CERTIFICATE OF DESIGNATIONS") in the form attached hereto as EXHIBIT A (together with any convertible preferred shares issued in accordance with the terms thereof, the "ADDITIONAL PREFERRED STOCK"), which Additional Preferred Stock shall be convertible into shares of Common Stock (as converted, the "ADDITIONAL PREFERRED CONVERSION SHARES") in accordance with the terms of the Additional Certificate of Designations.

         C. The exchange of the Additional Common Shares for the Additional Preferred Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investors hereby agree as follows:

         1.  CERTIFICATE OF DESIGNATIONS; CONSENT

             (a) On or prior to the date hereof, the Company shall file the Additional Certificate of Designations with the Secretary of State of the State of Delaware.

             (b) On or prior to the date hereof, the Company shall have delivered to the Investors the written consent of the board of directors of the Company to the resolutions authorizing the transactions contemplated hereby in the form previously provided to the Investors.

         2.  AMENDMENTS.

             (a) SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT. The Amended Securities Purchase Agreement (as amended hereby, the "SECOND AMENDED SECURITIES PURCHASE AGREEMENT") and the Amended Registration Rights Agreement (as amended hereby, the "SECOND AMENDED REGISTRATION RIGHTS AGREEMENT") shall each be amended as of the date hereof as follows:

                   (i) All references to "Certificate of Designations" shall include the Additional Certificate of Designations.

                   (ii) All references to "Common Exchange Agreement" shall mean, the Amended Common Exchange Agreement.

                   (iii) All references to "Conversion Shares" shall include the Additional Preferred Conversion Shares.

                   (iv) All references to "Common Shares" shall include the Additional Common Shares.

                   (v) All references to "Preferred Shares" shall include the Additional Preferred Shares.

                   (vi) All references to "Preferred Stock" shall include the Additional Preferred Stock.

                   (vii) All references to "Registration Rights Agreement" shall mean, the Second Amended Registration Rights Agreement.

                   (viii) All references to "Securities Purchase Agreement" shall mean, the Second Amended Securities Purchase Agreement.

                   (ix) The defined term "Transaction Documents" is hereby amended to include this Agreement and the Amended Certificate of Designations.

             (b) RATIFICATIONS. Except as otherwise expressly provided herein, the Second Amended Securities Purchase Agreement, Second Amended Registration Rights Agreement, the Amended Common Exchange Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

         3.  REPRESENTATIONS AND WARRANTIES

             (a) INVESTOR REPRESENTATIONS. Each Investor hereby represents and warrants to the Company as set forth in SECTION 2 of the Second Amended Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.

             (b) COMPANY REPRESENTATIONS. The Company represents and warrants to each Investor as set forth in SECTION 3 of the Second Amended Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, except as set forth on the Schedules of the Company attached thereto and except for such representations and warranties that are not true and correct as of the date hereof solely by virtue of the Stockholder Approval (as defined in the Note Amendment Agreement) not being obtained as of the date hereof and the amendments to the certificate of incorporation of the Company not having been filed with the Secretary of State of Delaware to effectuate the amendments specified in clauses (x) and (y) of Section 7(b)(ii) of the Note Amendment Agreement as of the date hereof.

             (c) HOLDING PERIOD. For the purposes of Rule 144, the Company acknowledges that the holding period of the Additional Preferred Shares and the shares of Common Stock issuable upon conversion of the Additional Preferred Shares may be tacked onto the holding period of the Additional Common Shares being exchanged in connection herewith and, so long as the Company receives a legal opinion in a generally acceptable form in connection with a resale of the shares of Common Stock issuable upon conversion of the Additional Preferred Shares in reliance upon Rule 144, the Company agrees not to take a position contrary to this Section 3(c).

         4.  MISCELLANEOUS.

             (a) GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

             (b) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

             (c) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

             (e) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

             (f) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             (g) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

             (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes, Warrants and Certificate of Designations). Each Investor may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Investor of any of the Securities, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

             (i) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                   If to the Company:

                           Ascendia Brands, Inc.
                           100 American Metro Boulevard
                           Suite 108
                           Hamilton, NJ 08619
                           Telephone:  (609) 219-0930

                           Facsimile:  (609) 219-1238
                           Attention:  General Counsel

                   With a copy (for informational purposes only) to:

                           Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                           New York, NY 10036
                           Telephone:  (212) 715-9100
                           Facsimile:  (212) 715-8000
                           Attention:  Thomas D. Balliett, Esq.

                   If to the Investors:

                           c/o Prentice Capital Management, LP
                           623 Fifth Avenue
                           32nd Floor
                           New York, NY  10022
                           Telephone:  (212)-756-8045
                           Facsimile:  (212) 756-1480
                           Attention:  Michael Weiss
                                       Mathew Hoffman

                   with a copy (for informational purposes only) to:

                           Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York  10022
                           Telephone:  (212) 756-2000
                           Facsimile:  (212) 593-5955
                           Attention:  Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

             (j) REMEDIES. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Amendment No. 1 to the Amendment and Exchange Agreement to be duly executed as of the date first written above.



                                       COMPANY:

                                       ASCENDIA BRANDS, INC.



                                       By: /s/ Joseph Falsetti
                                          -----------------------------
                                          Name:  Joseph Falsetti
                                          Title: Chief Executive Officer

                  IN WITNESS WHEREOF, the Investors and the Company have caused their respective signature page to this Amendment No. 1 to the Amendment and Exchange Agreement to be duly executed as of the date first written above.



                                       INVESTORS:

                                       PRENCEN LLC



                                       By: /s/ Matthew Hoffman
                                          -----------------------------
                                          Name:  Matthew Hoffman
                                          Title: General Counsel of Prentice
                                                 Capital Management, LP,
                                                 its Manager


                                       PRENCEN LENDING LLC



                                       By: /s/ Matthew Hoffman
                                          -----------------------------
                                          Name:  Matthew Hoffman
                                          Title: General Counsel of Prentice
                                                 Capital Management, LP,
                                                 its Manager